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                                                                    EXHIBIT 10.9

$20,000,000.00                                                 December 10, 1996
                                                       San Francisco, California


                                    DEBENTURE



         FOR VALUE RECEIVED, the undersigned, INFLUENCE, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called "Borrower"), promises and agrees to pay on the one year anniversary of the date hereof (unless this Debenture is converted as provided in Section 3 below) to the order of MEDTRONIC, INC. (hereinafter, together with its successors in title and assigns, called "Holder"), at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432 or such other address provided to Borrower by written notice, the principal sum of Twenty Million Dollars ($20,000,000.00) in immediately available funds, together with interest from the date hereof on the unpaid principal amount at a per annum rate (computed on the basis of actual number of days elapsed in a 365-day year) equal to the "prime" or "reference" rate in effect from time to time as announced by Norwest Bank Minnesota N.A. This Debenture is being issued pursuant to the letter agreement (the "Letter Agreement") dated November 8, 1996 among Borrower, Medtronic and certain stockholders of Borrower. Capitalized terms not defined in this Debenture have the meanings set forth in the Letter Agreement.

         The obligations of Borrower and the rights of each Holder under and pursuant to this Debenture shall be subject to all of the following terms and conditions, and Borrower and Holder agree to be bound by such terms and conditions:

        1. Event of Default. The entire principal amount outstanding and all accrued but unpaid interest thereon shall, at the option of Holder, become immediately due and payable upon the occurrence of any of the following "Events of Default" (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (a) if Borrower or any of its subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of Borrower or any of its subsidiaries or of any substantial part of the assets of Borrower or any of its subsidiaries or shall commence any case or other proceeding relating to Borrower or any of its subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against Borrower or any of its subsidiaries; or

                  (b) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final (as to which the time for further appeals has expired or to which the appeals process has been exhausted) judgment against

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Borrower or any of its subsidiaries that, with other outstanding final judgments undischarged against Borrower or any of its Subsidiaries, exceeds in the aggregate $500,000; or

                  (c) if Borrower shall be in default under the terms of any other debt or such other event has occurred resulting in the acceleration of any other debt in the aggregate amount of $500,000 or more; or

                  (d) if Borrower materially breaches any of its representations, warranties, covenants or agreements set forth herein or in the Letter Agreement.

         2. Remedies. When any Event of Default has occurred and is continuing, Holder shall have the option to declare the unpaid principal balance hereof and all accrued and unpaid interest thereon (through the date of full payment hereof) to be immediately due and payable. In addition, Holder shall have and may exercise all other rights and remedies permitted by law.

         3. Mandatory Conversion to Common Stock. In the event this Debenture has not previously become due and payable and Holder does not exercise the Option under the Letter Agreement prior to the Option's Termination Date, then, unless there has been a material breach by Borrower or the Signing Stockholders of the representations, warranties or agreements hereunder or under the Letter Agreement, the unpaid principal and interest under this Debenture shall be converted as of the Termination Date into such number of shares of common stock of Borrower (the "Conversion Shares") as results by dividing the unpaid principal and interest under this Debenture by the "Per Share Conversion Price." The "Per Share Conversion Price" shall be equal to $400 million divided by the sum of the total number of shares of common stock of Borrower then outstanding plus the total number of shares of common stock of Borrower subject to then outstanding convertible securities, options, warrants or other rights to acquire directly or indirectly Borrower common stock. In the event of such conversion of this Debenture, Borrower shall on the Termination Date deliver to Holder, or to such person or persons as designated in writing by Holder, a certificate or certificates representing the number of fully paid and nonassessable Conversion Shares together with any cash payable in respect of a fractional share. Such conversion shall be deemed to have been effected at the close of business on the Termination Date, so that the person entitled to receive the Conversion Shares shall be treated for all purposes as having become the record holder of such shares at such time.

        4. Authorization and Reservation of Shares. Borrower covenants and agrees that all Conversion Shares which may be issued upon conversion of this Debenture will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Borrower further covenants and agrees that Borrower shall at all times have authorized, and reserved for the purpose of issue upon conversion hereof, a sufficient number of shares of its common stock for the conversion of this Debenture.

        5. Registration Rights. If this Debenture is converted into Conversion Shares, then thereafter each time Borrower determines to prepare and file a registration statement under the Securities Act of 1933 (the "Securities Act") in connection with the proposed offer and sale of

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any of its securities by it or any of its security holders other than Borrower's initial public offering ("IPO") of any of its securities, Borrower will give written notice thereof to the Holders of the Conversion Shares. Upon the written request of any such Holder, Borrower will cause such Holder's Conversion Shares to be included in such registration statement. If any registration pursuant to this Section will be underwritten on a firm commitment basis, Borrower may require that the Conversion Shares requested for inclusion be included in the underwriting on the same terms and conditions as securities otherwise being sold through the underwriters, subject to customary underwriter cutbacks (in which case such cutbacks shall be distributed pro rata among the Holders of the Conversion Shares and all other selling stockholders participating in the registration). In connection with Borrower's IPO, each Holder agrees to enter into a customary agreement not to sell following the IPO any of the Holder's Conversion Shares in the public market for such period of time (the "lock-up period"), not to exceed 180 days, that is no greater than the shortest lock-up period to which a Borrower stockholder of equal or greater holdings or a Borrower director or officer is subject; provided, Holder will not be required to enter into any such lock-up agreement unless each Borrower stockholder of equal or greater holdings and each Borrower director and officer is also subject to such a lock-up. In addition, at any time after the initial public offering of stock by Borrower, Borrower will prepare and file a registration statement, at its expense, upon the request of Holders of at least 50% of the Conversion
Shares not previously sold through a registration, to register such Conversion Shares on behalf of such Holders for resale and maintain such registration, including registrations under applicable state securities laws, for a period of six months if Borrower is not eligible to use Form S-3 for such registration or for 12 months if Borrower is eligible to use Form S-3 for such registration. Borrower will give notice to each of the other Holders of Conversion Shares who did not join in such request and afford them a reasonable opportunity to do so. Borrower will bear all expenses incurred by it in the registrations described in this paragraph. Borrower shall also pay up to an aggregate of $15,000.00 of legal fees incurred in such registration by one counsel for all of the Holders. The Holders shall pay all underwriting discounts and selling commissions with respect to the sale of the Conversion Shares, the expenses of underwriters, if any, engaged by the Holders in connection with the Holders' demand registration and the fees and expenses of the Holders' counsel in excess of the above-referenced $15,000.00. Borrower will provide the Holders and their underwriters, if any, customary indemnification covering the accuracy and completeness of the registration statement and prospectus involved in such registrations.

        6. Miscellaneous

                (a) Upon default in its obligations hereunder, Borrower shall pay the costs, including reasonable attorneys' fees, of Holder in the pursuit of such Holder's remedies hereunder.

                (b) Borrower hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Debenture.

                (c) No delay or failure on the part of Holder in exercising any right or remedy hereunder, or at law or at equity, shall operate as a waiver of or preclude the exercise of such

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right or remedy or of any other right or remedy, and no single or partial exercise by Holder of any such right or remedy shall preclude or estop another or further exercise thereof or exercise of any other right or remedy. No waiver by Holder shall be effective unless in writing signed by Holder. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on any prior or subsequent occasion.

                  (d) No amendment, modification or waiver of any provision of this Debenture shall be effective unless the same shall be in writing and signed by Holder.

                  (e) This Debenture shall be governed by and construed in accordance with the laws of the State of Minnesota.

                  (f) If any provision or application of this Debenture is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect.

                  (g) The terms and provisions of this Debenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Borrower and the Holders.

                  (h) Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such mutilation, upon surrender of this Debenture to Borrower for cancellation, Borrower shall issue a new Debenture identical in form to the lost, stolen, destroyed or mutilated Debenture.


                  IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed by its authorized officer and dated as of the date stated above.

                                        INFLUENCE, INC.


                                        By: /s/ PETER BICK
                                           --------------------------
                                          Its: President & CEO


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